Exhibit 23.7

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Leucadia National Corporation of our report dated March 10, 2005, except for the third paragraph of Note 1 and Note 18 for which the date is May 12, 2005, related to the consolidated financial statements of MK Resources Company, which appears in the MK Resources Company's 2004 Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
June 14, 2005